Exhibit 10.31

FIRST AMENDMENT

TO THE CLUBCORP, INC.

OMNIBUS STOCK PLAN

This First Amendment to the ClubCorp, Inc. Omnibus Stock Plan (the “Amendment”) of ClubCorp, Inc., a Delaware corporation (the “Company”), is effective as of the 8th day of May, 2006, by the Company pursuant to the terms of Section 7.2 of the ClubCorp, Inc. Omnibus Stock Plan, as amended (the “Plan”).

RECITIALS:

WHEREAS, the Company originally established the Plan as approved and ratified by the stockholders of the Company, effective February 10, 1998;

WHEREAS, the Plan was previously amended and restated effective as of January 1, 2001 and January 1, 2005;

WHEREAS, the Board of Directors of the Company (the “Board”) approved the increase in the number of shares authorized to be issued under the Plan by 500,000 shares; and

WHEREAS, the Board approved the form of this Amendment to the Plan.

NOW, THEREFORE, pursuant to the authority of the Board of Directors of the Company under Section 7.2 of the Plan, the Plan is hereby amended as follows:

1. Section 2.1 of the Plan is hereby amended by deleting the reference to “seven million six hundred thirty eight thousand eight hundred sixty two (7,638,862)” and substituting in lieu thereof “eight million one hundred thirty eight thousand eight hundred sixty two (8,138,862)”.

2. This Amendment shall be effective as of May 8, 2006.

3. All initially capitalized terms used without definition herein shall have the meanings set forth therefore in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment is executed and delivered as of the 8th day of May, 2006.

CLUBCORP, INC.

By:	/s/ Tom Henslee
Name:	Tom Henslee
Title:	Secretary

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